Exhibit 24.1
POWER OF ATTORNEY
     Each person whose signature appears below appoints Donald L. Denney, Andrew J. Van Doren and Rebecca Crabill, as such person’s true and lawful attorney to execute in the name of each such person, a Registration Statement of Form S-3 registering securities under the Securities Act of 1933, as amended, and to file any amendments to that Registration Statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and has been signed by the following persons on the date indicated opposite his/her name.

Signature	Title	Date

/s/Donald L. Denney Donald L. Denney	President and Chief Executive Officer and Director	February 19, 2009

/s/Harold Adamson Harold Adamson	Director	February 19, 2009

/s/Craig Dally Craig Dally	Director	February 19, 2009

/s/Richard Dobbins Richard Dobbins	Director	February 19, 2009

/s/James Gordon James Gordon	Director	February 19, 2009

/s/Dr. Karl Loomis, MD Dr. Karl Loomis, MD	Director	February 19, 2009

/s/Martin Mitchell Martin Mitchell	Director	February 19, 2009

/s/Stephen Ross Stephen Ross	Director	February 13, 2009

/s/Gordon Welch Gordon Welch	Director	February 19, 2009